Exhibit 10.19

                       PROMISSORY NOTE EXTENSION AGREEMENT

THIS PROMISSORY NOTE EXTENSION AGREEMENT (the "Agreement") is entered into on this second day of December 2002, by and between Statmon Technologies, Corp., a Nevada corporation located at 345 N. Maple Drive, Suite 120, Beverly Hills, California, 90210 ("Statmon") and John C. Hoff ("Holder"), an individual residing at 4002 Hunt Club Court, Agora Hills, CA 91301.

                                    RECITALS

      A. WHEREAS, Statmon is the obligor pursuant to a Promissory Note between Statmon and Holder dated September 8, 2000 (the "Note") which was executed contemporaneously with a Note Purchase and Shareholder Rights Agreement and a Trademark Security Agreement dated September 3, 2002, which has since twice been amended (collectively, the "Note Agreements");

      B. WHEREAS, the original maturity date of the Note (the "Maturity Date") was one year after execution, or September 8, 2001;

      C. WHEREAS, the Maturity Date of the Note has been extended by mutual agreement of Statmon and Holder to May 8, 2002, and August 8, 2002, respectively and is currently in default;

      D. WHEREAS, Statmon and Holder desire to again extend the Maturity Date of the Note in exchange for certain additional obligations undertaken by Statmon as set forth herein;

      E. WHEREAS, Statmon is currently negotiating a separate Agreement for Purchase and Sale of Remote Monitoring Products with Harris Corporation ("Harris"), (the "Harris Distribution Agreement").

      F. WHEREAS, Holder has agreed to subrogate any interest securing the Note and provided for by the Note Agreements to the rights of Harris, subject to Holders written consent to the Harris Distribution Agreement, which consent shall not be unreasonably withheld.

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

      1. EXTENSION OF MATURITY DATE. Pursuant to the terms and conditions precedent and subsequently detailed in this Agreement, Holder agrees to extend the Maturity Date of the Note up to and including May 31, 2003.

      2. RESTATEMENT OF OUTSTANDING PRINCIPAL AND INTEREST. The parties agree that the outstanding principal amount owed by Statmon, together with interest at the rate stated in the original Note, is $336,655.72 as at November 30, 2002 (the "Outstanding Balance").

      3. REVISED PAYMENT SCHEDULE. Notwithstanding any other payment arrangements set forth in the Note Agreements, Statmon agrees to make the following payments until the Outstanding Balance is paid down to a zero balance:

            (a) To consummate this agreement Statmon will make an initial payment to Holder of $25,000 on December 2, 2002;

            (b) For each month subsequent thereto, commencing January, 2003, and payable over the course of the month and no later than the last calendar day of each such month, Statmon will pay Holder a minimum of $20,000 per month (the "Minimum Payment"), beginning with payments made to the Holder on a weekly basis of twenty percent (20%) of each Statmon invoice remitted of cleared funds and received by Statmon, up to the amount of the Minimum Payment. The balance of invoice receipts shall be applied to pay off any deficit in the Minimum Payment and for any other expenditure as per the approved operating budget and payment schedule.

            (c) If the Outstanding Balance, which the parties agree continues to accrue interest per the terms contained in the Note Agreements and any amendments thereto, has not been paid down to a zero balance by May 3l, 2003, or if Statmon defaults on the payment obligations set forth in paragraphs 3(a) and 3(b) in any two consecutive months between January, 2003 and May 31, 2003, then for each subsequent calendar month thereafter, the Minimum Payment shall be fifty percent (50%) of each invoice payment received by Statmon, and such amount shall be remitted to Holder on a weekly basis.

            (d) Statmon may at any time pay off the entire Outstanding Balance of the Note, again which the parties agree continues to accrue interest per the terms contained in the Note Agreements and any amendments thereto, without any prepayment penalties.

            (e) Statmon agrees to make its best efforts to formalize a non-exclusive Sales and Marketing arrangement with SDS LLC, to Holders' reasonable satisfaction prior to January 31, 2003 (the "SDS Agreement").

            (f) In the event Statmon defaults as per 3(c) above and Statmon does not have a qualified software distributor in place for the broadcast industry, Statmon, in consultation with the Holder, shall use its best endeavors to renegotiate the non-exclusive SDS Agreement within 14 days.

      4. SUBROGATION OF SECURITY INTEREST. Notwithstanding any provision contained within the Note Agreements relating to a security interest in any of the assets of Statmon including, but not limited to, the intellectual property of the company and/or any of its trademarks, Holder hereby agrees to subrogate its security interest to Harris Corporation as set forth more fully in the Security Interest Subrogation Agreement entered into by Statmon, Holder, Thieme Securities, Inc. and Harris Corporation concurrently with the execution of this Agreement.

      5. ADDITIONAL CONSIDERATION. In addition to the terms and conditions set forth above, Statmon agrees to the following:

            (a) Stamon will provide Holder with a deal-point summary, business plan and forecasts of the Harris Corporation transaction related to the Harris Distribution Agreement as soon as the information is available from Harris.

            (b) Statmon will provide weekly financial transaction reports submitted via e-mail on Monday of each week.

            (c) Statmon confirms it has instructed its transfer agent to immediately issue all outstanding penalty share certificates due the Holder pursuant to the terms of the Note Agreements, as amended up to and including November 30, 2002;

            (d) Statmon undertakes to include all the Holders' shares of Common stock in its first Securities and Exchange Commission ("SEC") SB-2 registration statement filing. The timetable for the first SB-2 registration statement filing shall not be later than December 31, 2003. As an affiliate of the Company, Holder agrees to enter a lock-up agreement pursuant to an offering or placement of Statmon shares on the same terms as the other affiliate shareholders.

           (e) Statmon shall provide Holder with a patenting plan and budget from a patent attorney for the Statmon Axess released software and the filing deadlines prior to December 1, 2002.

           (f) Statmon shall keep a current version of the Axess released software in a jointly controlled safety deposit box at Bank America in West Los Angeles, California.

      6. MISCELLANEOUS.

            (a) APPLICABLE LAW. This Agreement shall be construed in accordance with, and any dispute arising in connection with, shall be governed by the laws of the State of California.

            (b) ASSIGNMENT. Except for an assignment or delegation that may occur or be deemed to have occurred as a result of a merger, sale of assets or other business combination in which the surviving party specifically assumes the obligation of the other, no right, interest or obligation in the Agreement shall be assigned or delegated.

            (c) SECTION HEADINGS. The heading of the Sections are inserted for reference only and are not intended to be part of nor affect the meaning or interpretation of this Agreement.

            (d) SEVERABILITY. If any term of this Agreement or portion of any term of this Agreement is held as invalid or unenforceable, the remainder shall not be affected, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

            (e) WAIVER. A waiver by either party of any of the terms and conditions or covenants to be performed by the other shall not be construed to be a waiver of any succeeding breach, nor of any other term, condition or covenant contained in this Agreement.

            (f) ARBITRATION. Any dispute arising under this Agreement shall first be submitted to mediation and then, if the matter has still not been resolved, shall be resolved through arbitration in accordance with the rules of the American Arbitration Association.

            (g) ATTORNEYS' FEES. If it becomes necessary to bring suit to enforce any provision of this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and costs of suit.

            (h) ENTIRE AGREEMENT. This Agreement, together with the Note Agreements, as amended, and the Security Interest Subrogation Agreement entered into by the parties concurrently herewith, contain the entire understanding between the parties and may not be altered, varied, revised or amended except by as agreed in writing by both parties and signed by both parties. To the degree there is any inconsistency between the terms of this Agreement and prior Note Agreements, as amended, the terms of this Agreement shall control.


      IN WITNESS WHEREOF, the parties have each executed and delivered this Agreement as of the day and year first above written.


STATMON TECHNOLOGIES CORP.              JOHN C. HOFF


By:   /s/ Geoffrey Talbot               By: /s/ John C. Hoff
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Its:  CEO
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